Exhibit 99.1

MACK-CALI REALTY CORPORATION

NEWS RELEASE

For Immediate Release

Contacts:	Barry Lefkowitz	Ilene Jablonski
	Executive Vice President	Senior Director, Marketing and
	and Chief Financial Officer	Public Relations
	(732) 590-1000	(732) 590-1000

MACK-CALI PRICES $250 MILLION PUBLIC OFFERING OF 10-YEAR SENIOR NOTES

Edison, New Jersey—August 5, 2009—Mack-Cali Realty Corporation (the “Company”) (NYSE: CLI) today announced that its operating partnership, Mack-Cali Realty, L.P. (the “Operating Partnership”), has agreed to sell $250 million of 7.75% senior unsecured notes due 2019 in an underwritten public offering through Banc of America Securities LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities Inc. as joint book-running managers.  Deutsche Bank Securities Inc., BNY Mellon Capital Markets, LLC, Comerica Securities, Inc., Mitsubishi UFJ Securities (USA), Inc., PNC Capital Markets LLC, RBS Securities Inc., Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC acted as co-managers.  The notes were priced at 99.145% of the principal amount to yield 7.875% to maturity.  The offering is expected to close on August 14, 2009.

The proceeds from the offering after deducting underwriting discounts and offering expenses were approximately $245.6 million.  The net proceeds from the offering will be used for general corporate purposes, which may include the purchasing or retiring of some of the Operating Partnership’s outstanding debt securities.

Upon issuance, the notes will be senior unsecured obligations of the Operating Partnership and will rank equally in right of payment with other existing and future senior unsecured indebtedness of the Operating Partnership.  The offering is being made only by means of a prospectus and related prospectus supplement, a copy of which may be obtained from BofA Merrill Lynch, 100 West 33rd Street, New York, New York 10001, Attention: Prospectus Department, telephone: (800) 294-1322; Citigroup Global Markets Inc., toll-free at (877) 858-5407; or J.P. Morgan Securities Inc., 270 Park Avenue New York, NY 10017, telephone: (212) 834-4533.  An effective registration statement is on file with the Securities and Exchange Commission (SEC), and a copy of the prospectus supplement, together with the prospectus, also will be available on the SEC’s website at www.sec.gov.  This news release does not constitute an offer to sell or a solicitation of any offer to buy such securities nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Mack-Cali:

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio.

Additional Information:

Statements made in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

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